EXHIBIT 2
POWER OF ATTORNEY EXECUTED BY REPORTING PERSONS
KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitute and appoint Ronald M. Clark and Robert L. Schulte, and each of them, the true and lawful attorneys-in-fact and agents to:
1)
execute, for and on behalf of the undersigned, any one or more Forms 3, 4, and 5, and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2)	execute, for and on behalf of the undersigned, any Schedules 13D and 13G, and any amendments thereto, in accordance with Section 13 of the Exchange Act, and the rules thereunder; and
3)
do and perform any and all acts, for and on behalf of the undersigned, that may be necessary or desirable to complete the execution of any such Forms 3, 4, or 5, and Schedules 13G and 13D, and any amendments to any of the foregoing, and the timely filing of such forms and schedules with the United States Securities and Exchange Commission and any other authority; and

4)
take any additional action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of February  _____, 2009

THE STEPHENS GROUP, LLC		W. R. STEPHENS, JR. REVOCABLE TRUST

By:	/s/ Ronald M. Clark	By:	/s/ W. R. Stephens, Jr.
	Ronald M. Clark		W. R. Stephens, Jr.
	Senior Vice President & General Counsel		Trustee

SNOW LAKE HOLDINGS, INC.

By:	/s/ Robert L. Schulte	By:	/s/ Jon E. M. Jacoby
	Robert L. Schulte		Jon E. M. Jacoby
Director

SG-1890, LLC

By:	The Stephens Group, LLC Its Manager

By:	/s/ Ronald M. Clark
Ronald M. Clark
Senior Vice President & General Counsel